EXHIBIT 23(f)

We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of Union Planters Corporation of our opinion dated on or about October 20, 1994 to the Board of Directors of Union Planters Corporation attached as Appendix C to such Joint Proxy Statement/Prospectus and to the reference to such opinion in the Joint Proxy Statement/Prospectus and the filing of such opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.



Stifel, Nicolaus and Company, Incorporated
October 28, 1994